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                            FIRST AMENDMENT OF LEASE

          AGREEMENT, dated this 30th day of October, 1996, between 805 THIRD AVE. CO., a New York limited partnership having an office at 750 Lexington Avenue, New York, New York 10022 ("Landlord"), and ULTRAFEM, INC., A New York corporation having an office at 500 Fifth Avenue, New York, New York 10110 ("Tenant").

                                  WITNESSETH:

          WHEREAS, Landlord and Tenant have heretofore entered into a lease dated July 23, 1996 (the "Lease") for part of the 17th floor ("Existing Premises") in the building known as 805 Third Avenue, New York, New York ("Building"), for the term commencing on the Commencement Date (as defined in Section 2.01 of the Lease); and

          WHEREAS, Tenant wishes to rent additional space on the 17th floor which adjoins the Existing Premises (the "Additional Premises"), and Landlord is willing to do so, upon the terms and conditions hereinafter provided.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter provided, Landlord and Tenant agree as follows:

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          1. Except as otherwise herein defined, all terms contained in this
Agreement shall for the purposes hereof have the same meaning ascribed to them in the Lease.

          2. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Additional Premises as shown crosshatched on the floor plan attached hereto as Schedule A for the term commencing on the Commencement Date (as defined in Section 2.01) and ending on the Expiration Date (as defined in the preamble of the Lease). Such Additional Premises is hereby added to and made part of the Demised Premises and wherever the words "Demised Premises" are referred to in the Lease, the same shall mean, collectively, the Additional Premises and the Existing Premises.

          3. a. Tenant has examined and agrees to accept the Additional Premises in its present "as is" condition and state of repair, subject to and upon substantial completion by Landlord, at Landlord's own expense, of all the work set forth in Schedule B attached hereto on or prior to the Commencement Date. However, if Landlord's work has not been substantially completed by the Commencement Date for the Existing Premises, then the Commencement Date for the Additional Premises shall be extended to the date that Landlord's work has been substantially completed, provided that the Expiration Date shall remain the same as the Expiration Date for the Existing Premises. Except as set forth on Schedule B, Landlord shall have no obligation


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to perform any other work in connection with preparing the Additional Premises for Tenant's occupancy. However, if Tenant shall enter into possession of the Additional Premises and commence the conduct of its business, the Commencement Date for the Additional Premises shall be the date of such entry regardless of whether any of the foregoing events shall have occurred. If Landlord's work in the Additional Premises has not been substantially completed within one hundred fifth (150) days from the date the building permit referred to in Schedule B has been obtained (subject to unavoidable delays as provided in Article 34), then in addition to the abatement provided in Section 3.02, Tenant shall be entitled to an abatement of the minimum rent for the Additional Premises only of one (1) day for each one (1) business day that such work has not been substantially completed until the date of substantial completion.

          b. If, prior to the Commencement Date, Tenant shall enter the Additional Premises to make any installations, Landlord shall have no liability or obligation for the care or preservation of Tenant's property.

          c. If the Commencement date for the Additional Premises is not the same as the Commencement Date for the Existing Premises, them promptly after the Commencement Date for the Additional Premises, Landlord and Tenant will execute a statement in recordable form confirming the Commencement Date for the Additional Premises in accordance with the foregoing provisions.


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          4. Commencing from and after the Commencement Date for the Additional
Premises, the Lease is amended as follows:

               a. Subdivisions (i), (ii) (iii) and (iv) of Section 3.01(a) are amended as follows:

                    i) In subdivision (i), the minimum rent shall be at the rate of $506,806.25 per annum (or $42,233.85 per month) instead of $374,987.50 per annum (or $31,248.96 per month) for the first two (2) years of the term, provided if the Commencement Date for the Additional Premises is not the same as the Commencement Date for the Existing Premises, then such increased minimum rent shall be effective from the Commencement Date for the Additional Premises to the date of expiration of the two (2) year period following the Commencement date for the Existing Premises.

                    ii) In subdivision (ii), the minimum rent shall be at the rate of $522,281.25 per annum (or $43,523.43 per month) instead of $386,437.50 per annum (or $32,203.12 per month).

                    iii) In subdivision (iii), the minimum rent shall be at the rate of $552,231.25 per annum (or


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          $46,102.60 per month) instead of $409,337.50 per annum (or $34,111.46 per month).

                    iv) In subdivision (iv), the minimum rent shall be at the rate of $584,181.25 per annum (or $48,681.77 per month) instead of $432,237.50 per annum (or $36,019.79 per month).

               b. In connection with Section 3.02, so long as the Commencement Date for the Existing Premises and Additional Premises are the same, the amount of the abatement of the minimum rent for the respective months therein set forth shall be at the rate of $38,687.50 per month instead of $28,625 per month, and the balance to be payable shall be $3,546.35 per month instead of $2,623.96 per month. However, if the Commencement Date for the Existing Premises and Additional Premises are not the same, then with respect only to the Additional Premises, the amount of the abatement of the minimum rent for the respective months therein set forth following the Commencement Date for the Additional Premises shall be at the rate of $10,062.50 per month and the balance to be payable shall be $922.39 per month; and Tenant shall be required to pay additional rent and all other sums from and after the Commencement Date for the Additional Premises.


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               c. In Section 22.01(v), "the Percentage" shall mean 2.84% instead of 2.10%.

               d. In Section 22.02(vi), the "Multiplication Factor" shall mean 15,475, instead of 11,450.

               e. In Section 23.03, the Rent Inclusion Factor shall mean $42,556.25 instead of $31,487.50.

               f. In Sections 36.01 and 36.02, the amount of the security deposit shall be $439,400.00 instead of $325,000.00.

               g. In connection with Section 36.06, in subdivision (a) the amount of the security deposit shall be reduced to $268,034.00 instead of $200,000.00, and in subdivision (b) the amount of the security deposit shall be reduced to $202,124.00 instead of $150,000.00.

          5. It is agreed that the provisions of Section 11.10 shall not apply to the initial subletting of the Additional Premises (including any extension of such initial sublease), provided that the balance of Article 11 shall apply thereto.

          6. Landlord and Tenant represent and warrant that the sole brokers who negotiated and brought about this Agreement were Cohen Brothers Realty Corporation and Koll, The Real Estate Services Company. Landlord will


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pay said brokers a commission pursuant to separate agreements. Landlord and
Tenant agree to indemnify and hold harmless the other from and against any cost, expense or liability for any compensation, commissions or charges arising out of a breach by the other of the representations contained in this paragraph.

          7. Except as modified by this Agreement, the Lease and all the terms, covenants and conditions thereof (except those which by their terms are no longer applicable) shall remain in full force and effect and are hereby in all respects ratified and confirmed.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement on the day and year first above written.


                                        805 THIRD AVE. CO.,
                                        Landlord

                                        By: [illegible]
                                           ------------------------
                                           General Partner


                                        ULTRAFEM, INC.
                                        Tenant

                                        By: /s/ Dori M. Reap
                                           ------------------------
                                           Senior Vice President


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                                   SCHEDULE A

                                   FLOOR PLAN


                         Floor Plan of East 50th Street


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                                   SCHEDULE B

                                      Work

                                     Lease

                                    Between

                               805 THIRD AVE. CO.

                                                    As Landlord

                                      and

                                 ULTRAFEM, INC.

                                                    As Tenant

                Relating to the Additional Premises in Building
                      805 Third Avenue, New York, New York

          Landlord does hereby approve the plans relating to the Additional Premises prepared by SCR Design Corporation, Inc., Tenant's architect, Revision 1, dated September 20, 1996, CP-17, and Landlord, at its own cost and expense, shall perform the work in only the Additional Premises as more particularly shown on said plans.


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